Exhibit (j)

Master Custodian Agreement

This Agreement is made as of April 1, 2016 (this “Agreement”), to be effective with respect to each entity as of the date(s) indicated on the signature page hereof, by and between each subsidiary of a registered management investment company identified on Appendix A and each subsidiary of a registered management investment company which becomes a party to this Agreement in accordance with the terms hereof (in each case, a “Fund”), including, if applicable, each series of the Fund identified on Appendix A and each series which becomes a party to this Agreement in accordance with the terms hereof, and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Witnesseth:

Whereas, each Fund is a wholly-owned subsidiary of a management investment company registered under the 1940 Act (as defined below) (a “40 Act Company”) and its parent 40 Act Company has appointed the Custodian to act as its custodian;

Whereas, each Fund desires to appoint the Custodian as custodian of its portfolio securities and other assets, under the terms and conditions set forth in this Agreement (including any schedules hereto), and the Custodian has agreed to act as custodian for the Funds;

Whereas, the Funds have informed the Custodian that certain laws, rules and regulations typically applicable to companies registered under the 1940 Act are applicable to the Funds as a wholly-owned subsidiaries of a 40 Act Company;

Whereas, at each Fund’s request, and as an accommodation to such Funds and the 40 Act Company parent of each Fund, the Custodian shall treat the Funds, for certain provisions of this Agreement, as if the Fund were a company registered under the 1940 Act;

Whereas, the Funds have requested the Custodian enter into this Agreement and the Custodian has agreed to do so, notwithstanding that this Agreement is not identical to the form of custodian agreement customarily entered into by the Custodian as custodian for entities not registered under the 1940 Act; and

Whereas, the Custodian is willing to provide the services upon the terms contained in this Agreement.

Witnesseth: that in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1. Definitions. In addition to terms defined in Section 4.1 (Rule 17f-5 and Rule 17f-7 related definitions) or elsewhere in this Agreement, (a) terms defined in the UCC have the same meanings herein as therein and (b) the following other terms have the following meanings for purposes of this Agreement:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“Board” means, in relation to a Fund, the board of directors, managers, trustees or other governing body, as applicable, of the Fund.

“Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

“Deposit Account Agreement” means the Deposit Account Agreement and Disclosure, as may be amended from time to time, issued by the Custodian and available on the Custodian’s internet customer portal, “my.statestreet.com”.

“Domestic securities” means securities held within the United States.

“Foreign securities” means securities held primarily outside of the United States.

“Held outside of the United States” means not held within the United States.

“Held within the United States” means (a) in relation to a security or other financial asset, the security or other financial asset (i) is a certificated security registered in the name of the Custodian or its sub-custodian, agent or nominee or is endorsed to the Custodian or its sub-custodian, agent or nominee or in blank and the security certificate is located within the United States, (ii) is an uncertificated security or other financial asset registered in the name of the Custodian or its sub-custodian, agent or nominee at an office located in the United States, or (iii) has given rise to a security entitlement of which the Custodian or its sub-custodian, agent or nominee is the entitlement holder against a U.S. Securities System or another securities intermediary for which the securities intermediary’s jurisdiction is within the United States, and (b) in relation to cash, the cash is maintained in a deposit account denominated in U.S. dollars with the banking department of the Custodian or with another bank or trust company’s office located in the United States.

“Interests” means beneficial interests in a Fund.

“Investment Adviser” means the investment manager, investment adviser, or manager, as the case may be, of each Fund.

“On book currency” means (a) U.S. dollars or (b) a foreign currency that, when credited to a deposit account of a customer maintained in the banking department of the Custodian or an Eligible Foreign Custodian, the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.

“Proper Instructions” means instructions in accordance with Section 9 received by the Custodian from a Fund, the Fund’s Investment Adviser, or an individual or organization duly authorized by the Fund or the Investment Adviser. The term includes standing instructions.

“SEC” means the U.S. Securities and Exchange Commission.

“Series organization” means an organization that, pursuant to the statute under which the organization is organized, has the following characteristics: (a) the organic record of the organization provides for creation by the organization of one or more series (however denominated) with respect to specified property of the organization, and provides for records to be maintained for each series that identify the property of or associated with the series, (b) debt incurred or existing with respect to the activities of, or property of or associated with a particular series is enforceable against the property of or associated with the series only, and not against the property of or associated with the organization or of other series of the organization, and (c) debt incurred or existing with respect to the activities or property of the organization is enforceable against the property of the organization only, and not against the property of or associated with any series of the organization.

“UCC” means the Uniform Commercial Code of the Commonwealth of Massachusetts as in effect from time to time.

“Underlying Portfolios” means a group of investment companies as defined in Section 12(d)(1)(F) of the 1940 Act.

“Underlying Shares” means shares or other securities, issued by a U.S. issuer, of Underlying Portfolios and other registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act), whether or not in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act).

“Underlying Transfer Agent” means State Street Bank and Trust Company or such other organization which may from time to time be appointed by the Fund to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions.

“U.S. Securities System” means a securities depository or book-entry system authorized by the U.S. Department of the Treasury or a “clearing corporation” as defined in Section 8-102 of the UCC.

Section 2. Employment of Custodian.

Section 2.1 General. Each Fund hereby employs the Custodian as a custodian of (a) securities and cash of each of the Funds and (b) other assets of each of the Funds that the Custodian agrees to treat as financial assets. Each Fund agrees to deliver to the Custodian (i) all securities and cash of such Fund, (ii) all other assets of such Fund that it desires the Custodian, and the Custodian is willing, to treat as a financial asset and (iii) all cash and other proceeds of the securities and financial assets held in custody under this Agreement.  The holding of confirmation statements that identify Underlying Shares as being recorded in the Custodian’s name on behalf of the Funds will be custody for purposes of this Section 2.1. This Agreement does not require the Custodian to accept an asset for custody hereunder or to treat any asset that is not a security as a financial asset.

Section 2.2 Sub-custodians. Upon receipt of Proper Instructions, the Custodian shall on behalf of a Fund appoint one or more banks, trust companies or other entities located in the United States and designated in the Proper Instructions to act as a sub-custodian for the purposes of effecting such transactions as may be designated by a Fund in the Proper Instructions. The Custodian may place and maintain each Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian or foreign securities depositories, all in accordance with the applicable provisions of Sections 4 and 5. An entity acting in the capacity of Underlying Transfer Agent is not an agent or sub-custodian of the Custodian for purposes of this Agreement.

Section 2.3 Relationship. With respect to securities and other financial assets of a Fund, the Custodian is a securities intermediary and each Fund is the entitlement holder. With respect to cash maintained in a deposit account and denominated in an “on book” currency, the Custodian is a bank and each Fund is the bank’s customer. If cash is maintained in a deposit account with a bank other than the Custodian and the cash is denominated in an “on book” currency, the Custodian is that bank’s customer. The Custodian agrees to treat the claim to the cash as a financial asset for the benefit of the applicable Fund. The Custodian does not otherwise agree to treat cash as financial asset. The duties of the Custodian as securities intermediary and bank set forth in the UCC are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC.

Section 3. Activities of the Custodian with Respect to Property Held in the United States.

Section 3.1 Holding Securities. The Custodian may deposit and maintain securities or other financial assets of a Fund in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act. Upon receipt of Proper Instructions on behalf of a Fund, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of such Fund and into which account or accounts may be transferred cash or securities and other financial assets, including securities and financial assets maintained in a U.S. Securities System. The Custodian shall hold and physically segregate for the account of each Fund all securities and other financial assets held by the Custodian in the United States, including all domestic securities of the Fund, other than (a) securities or other financial assets maintained in a U.S. Securities System and (b) Underlying Shares maintained pursuant to Section 3.6 in an account of an Underlying Transfer Agent. The Custodian may at any time or times in its discretion appoint any other bank or trust company, qualified under the 1940 Act to act as a custodian, as the Custodian’s agent to carry out such of the provisions of this Section as the Custodian may from time to time direct. The appointment of any agent shall not relieve the Custodian of any of its duties hereunder. The Custodian may at any time or times in its discretion remove the bank or trust company as the Custodian’s agent.

Section 3.2 Registration of Securities. Domestic securities or other financial assets held by the Custodian and that are not bearer securities shall be registered in the name of the applicable Fund or in the name of any nominee of a Fund or of any nominee of the Custodian, or in the name or nominee name of any agent or any sub-custodian permitted hereby. All securities accepted by the Custodian on behalf of a Fund under the terms of this Agreement shall be in “street name” or other good delivery form. However, if a Fund directs the Custodian to maintain securities or other financial assets in “street name,” the Custodian shall utilize reasonable efforts only to timely collect income due the Fund on the securities and other financial assets and to notify the Fund of relevant issuer actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

Section 3.3 Bank Accounts. The Custodian shall open and maintain upon the terms of the Deposit Account Agreement a separate deposit account or accounts in the United States in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall credit to the deposit account or accounts, subject to the provisions hereof, all cash received by the Custodian from or for the account of the Fund, other than cash maintained by the Fund in a deposit account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that (a) every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and (b) each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Fund be approved by vote of a majority of the Fund’s Board. The funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

Section 3.4 Collection of Income. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall collect on a timely basis all income and other payments with respect to the securities and other financial assets and to which a Fund shall be entitled either by law or pursuant to custom in the securities business. The Custodian shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent. The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities and other financial assets held hereunder. The Custodian shall credit income to the Fund as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to the Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Fund may be charged at the Custodian’s applicable rate for time credited.

Section 3.5 Delivery Out. The Custodian shall release and deliver out domestic securities and other financial assets of a Fund held in a U.S. Securities System, or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Fund, specifying the domestic securities or financial assets held in the United States to be delivered out and the person or persons to whom delivery is to be made. The Custodian shall pay out cash of a Fund upon receipt of Proper Instructions on behalf of the applicable Fund, specifying the amount of the payment and the person or persons to whom the payment is to be made.

Section 3.6 Deposit of Fund Assets with the Underlying Transfer Agent. Underlying Shares of a Fund shall be deposited and held in an account or accounts maintained with an Underlying Transfer Agent. The Custodian’s only responsibilities with respect to the Underlying Shares shall be limited to the following:

1)	Upon receipt of a confirmation or statement from an Underlying Transfer Agent that the Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Fund, the Custodian shall identify by book-entry that the Underlying Shares are being held by it as custodian for the benefit of the Fund.

2)	Upon receipt of Proper Instructions to purchase Underlying Shares for the account of a Fund, the Custodian shall pay out cash of the Fund as so directed to purchase the Underlying Shares and record the payment from the account of the Fund on the Custodian’s books and records.

3)	Upon receipt of Proper Instructions for the sale or redemption of Underlying Shares for the account of a Fund, the Custodian shall transfer the Underlying Shares as so directed to sell or redeem the Underlying Shares, record the transfer from the account of the Fund on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds of the sale or redemption, record the receipt of the proceeds for the account of such Fund on the Custodian’s books and records.

Section 3.7 Proxies. The Custodian shall cause to be promptly executed by the registered holder of domestic securities or other financial assets held in the United States of a Fund, if the securities or other financial assets are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to the securities or other financial assets.

Section 3.8 Communications. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall transmit promptly to the applicable Fund for each Fund all written information received by the Custodian from issuers of the securities and other financial assets being held for the Fund. The Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities and other financial assets whose tender or exchange is sought and from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the applicable Fund for each Fund all written information received by the Custodian regarding any class action or other collective litigation relating to Fund securities or other financial assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund for the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Fund beyond such forwarding of written information received by the Custodian.

Section 4. Provisions Relating to Rules 17f-5 and 17f-7.

Section 4.1. Definitions. As used in this Agreement, the following terms have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country. The factors include but are not limited to risks arising from the country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Covered Foreign Country” means a country listed on Schedule A, which list of countries may be amended from time to time at the request of any Fund and with the agreement of the Foreign Custody Manager.

“Eligible Foreign Custodian” has the meaning set forth in Section (a)(1) of Rule 17f-5.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means, in relation to a Fund, any of the Fund’s securities or other investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect transactions of the Fund in those investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

Section 4.2. The Custodian as Foreign Custody Manager.

4.2.1 Delegation. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 4.2 with respect to Foreign Assets of the Funds held outside the United States. The Custodian hereby accepts such delegation. By giving at least 30 days’ prior written notice to the Fund, the Foreign Custody Manager may withdraw its acceptance of the delegated responsibilities generally or with respect to a Covered Foreign Country designated in the notice. Following the withdrawal, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund generally or, as the case may be, with respect to the Covered Foreign Country so designated.

4.2.2 Exercise of Care as Foreign Custody Manager. The Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Foreign Assets would exercise in performing the delegated responsibilities.

4.2.3 Foreign Custody Arrangements. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities only with respect to Covered Foreign Countries. The Foreign Custody Manager shall list on Schedule A for a Covered Foreign Country each Eligible Foreign Custodian selected by the Foreign Custody Manager to maintain the Foreign Assets of the Funds with respect to the Covered Foreign Country. The list of Eligible Foreign Custodians may be amended from time to time upon notice in the sole discretion of the Foreign Custody Manager. This Agreement constitutes a Proper Instruction by a Fund to open an account, and to place and maintain Foreign Assets, for the Fund in each applicable Covered Foreign Country. The Fund shall satisfy the account opening requirements for the Covered Foreign Country, and the delegation with respect to the Fund for the Covered Foreign Country will not be considered to have been accepted by the Custodian until that satisfaction. If the Foreign Custody Manager receives from the Fund Proper Instructions directing the Foreign Custody Manager to close the account, the delegation shall be considered withdrawn, and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to the Fund for the Covered Foreign Country.

4.2.4 Scope of Delegated Responsibilities: Subject to the provisions of this Section 4.2, the Foreign Custody Manager may place and maintain Foreign Assets in the care of an Eligible Foreign Custodian selected by the Foreign Custody Manager in each applicable Covered Foreign Country. The Foreign Custody Manager shall determine that (a) the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1) and (b) the contract between the Foreign Custody Manager and the Eligible Foreign Custodian governing the foreign custody arrangements will satisfy the requirements of Rule 17f-5(c)(2). The Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with the Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements. If the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian are no longer appropriate, the Foreign Custody Manager shall so notify the Fund.

4.2.5 Reporting Requirements. The Foreign Custody Manager shall (a) report the withdrawal of Foreign Assets from an Eligible Foreign Custodian and the placement of Foreign Assets with another Eligible Foreign Custodian by providing to a Fund’s Board an amended Schedule A at the end of the calendar quarter in which the action has occurred, and (b) after the occurrence of any other material change in the foreign custody arrangements of the Funds described in this Section 4.2, make a written report to the Board containing a notification of the change.

4.2.6 Representations. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has (a) determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Funds and (b) considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets of each Fund in each Covered Foreign Country.

4.2.7 Termination by a Fund of the Custodian as Foreign Custody Manager. By giving at least 30 days’ prior written notice to the Custodian, a Fund may terminate the delegation to the Custodian as the Foreign Custody Manager for the Fund. Following the termination, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund.

Section 4.3 Monitoring of Eligible Securities Depositories. The Custodian shall (a) provide the Fund or its Investment Adviser with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B in accordance with Section (a)(1)(i)(A) of Rule 17f-7 and (b) monitor such risks on a continuing basis and promptly notify the Fund or its Investment Adviser of any material change in such risks, in accordance with Section (a)(1)(i)(B) of Rule 17f-7.

Section 5. Activities of the Custodian with Respect to Property Held Outside the United States.

Section 5.1. Holding Securities. Foreign securities and other financial assets held outside of the United States shall be maintained in a Foreign Securities System in a Covered Foreign Country through arrangements implemented by the Custodian or an Eligible Foreign Custodian, as applicable, in the Covered Foreign Country. The Custodian shall identify on its books as belonging to the Funds the foreign securities and other financial assets held by each Eligible Foreign Custodian or Foreign Securities System. The Custodian may hold foreign securities and other financial assets for all of its customers, including the Funds, with any Eligible Foreign Custodian in an account that is identified as the Custodian’s account for the benefit of its customers; provided however, that (a) the records of the Custodian with respect to foreign securities or other financial assets of a Fund maintained in the account shall identify those securities and other financial assets as belonging to the Fund and (b) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities and other financial assets so held by the Eligible Foreign Custodian be held separately from any assets of the Eligible Foreign Custodian or of other customers of the Eligible Foreign Custodian.

Section 5.2. Registration of Foreign Securities. Foreign securities and other financial assets held outside of the United States maintained in the custody of an Eligible Foreign Custodian and that are not bearer securities shall be registered in the name of the applicable Fund or in the name of the Custodian or in the name of any Eligible Foreign Custodian or in the name of any nominee of any of the foregoing. Each Fund agrees to hold any such nominee harmless from any liability as a holder of record of the foreign securities or other financial assets. The Custodian or an Eligible Foreign Custodian reserves the right not to accept securities or other financial assets on behalf of a Fund under the terms of this Agreement unless the form of the securities or other financial assets and the manner in which they are delivered are in accordance with local market practice.

Section 5.3. Indemnification by Eligible Foreign Custodians. Each contract pursuant to which the Custodian employs an Eligible Foreign Custodian shall, to the extent possible, require the Eligible Foreign Custodian to indemnify and hold harmless the Custodian from and against any loss, cost or expense arising out of or in connection with the Eligible Foreign Custodian’s performance of its obligations. At a Fund’s election, a Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against an Eligible Foreign Custodian as a consequence of any such loss, cost or expense if and to the extent that the Fund has not been made whole for the loss, cost or expense. In no event shall the Custodian be obligated to bring suit in its own name or to allow suit to be brought in its name.

Section 5.4 Bank Accounts.

5.4.1 General. The Custodian shall identify on its books as for the account of the applicable Fund the amount of cash (including cash denominated in foreign currencies) deposited with the Custodian. The Custodian shall maintain cash deposits in on book currencies on its balance sheet. The Custodian shall be liable for such balances. If the Custodian is unable to maintain, or market practice does not facilitate the maintenance for the Fund of a cash balance in a currency as an on book currency, a deposit account shall be opened and maintained by the Custodian outside the United States on behalf of the Fund with an Eligible Foreign Custodian. The Custodian shall not maintain the cash deposit on its balance sheet. The Eligible Foreign Custodian will be liable for such balance directly to the Fund. All deposit accounts referred to in this Section shall be subject only to draft or order by the Custodian or, if applicable, the Eligible Foreign Custodian acting pursuant to the terms of this Agreement. Cash maintained in a deposit account and denominated in an “on book” currency will be maintained under and subject to the laws of the Commonwealth of Massachusetts. The Custodian will not have any deposit liability for deposits in any currency that is not an “on book” currency.

5.4.2 Non-U.S. Branch and Non-U.S. Dollar Deposits. In accordance with the laws of the Commonwealth of Massachusetts, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of the deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgment of the Custodian, harm to the employees or property of the Custodian.

Section 5.5. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Fund shall be entitled. If extraordinary measures are required to collect the income or payment, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the applicable Fund as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to the Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Fund may be charged at the Custodian’s applicable rate for time credited. Income on securities or other financial assets loaned other than from the Custodian’s securities lending program shall be credited as received.

Section 5.6. Transactions in Foreign Custody Account.

5.6.1 Delivery Out. The Custodian or an Eligible Foreign Custodian shall release and deliver foreign securities or other financial assets held outside of the United States owned by a Fund and held by the Custodian or such Eligible Foreign Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, specifying the foreign securities to be delivered and the person or persons to whom delivery is to be made. The Custodian shall pay out, or direct the respective Eligible Foreign Custodian or the respective Foreign Securities System to pay out, cash of a Fund only upon receipt of Proper Instructions specifying the amount of the payment and the person or persons to payment is to be made.

5.6.2 Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Funds and delivery of Foreign Assets maintained for the account of the Funds may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for the Foreign Assets from such purchaser or dealer.

5.6.3 Settlement Practices. The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs an Eligible Foreign Custodian described on Schedule C at the time or times set forth on the Schedule. The Custodian may revise Schedule C from time to time, but no revision shall result in a Board being provided with substantively less information than had been previously provided on Schedule C.

Section 5.7 Shareholder or Bondholder Rights. The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder and bondholder rights with respect to foreign securities and other financial assets held outside the United States, subject always to the laws, regulations and practical constraints that may exist in the country where the securities or other financial assets are issued. The Custodian may utilize Broadridge Financial Solutions, Inc. or another proxy service firm of recognized standing as its delegate to provide proxy services for the exercise of shareholder and bondholder rights. Local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of a Fund to exercise shareholder and bondholder rights.

Section 5.8. Communications. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities and other financial asset assets being held outside the United States for the account of a Fund. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of foreign securities whose tender or exchange is sought or from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to each applicable Fund all written information received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities or other financial assets issued outside of the United States and being held for the account of the Fund regarding any class action or other collective litigation relating to the Fund’s foreign securities or other financial assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via an Eligible Foreign Custodian for the account of the Fund for the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Fund beyond such forwarding of written information received by the Custodian.

Section 6. Foreign Exchange.

Section 6.1. Generally. Upon receipt of Proper Instructions, which for purposes of this Section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

Section 6.2. Fund Elections. Each Fund (or its Investment Adviser acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Fund or its Investment Adviser gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Fund (or its Investment Adviser) instructs the Custodian, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund, its Investment Adviser or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its Investment Adviser acting on its behalf) or the reasonableness of the execution rate on any such transaction.

Section 6.3. Fund Acknowledgement Each Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its Investment Adviser acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its Investment Adviser;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its Investment Adviser; and

(iii)	shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its Investment Adviser from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the Investment Adviser or (ii) as established by the sub-custodian from time to time.

Section 6.4. Transactions by State Street. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Fund (or its Investment Adviser acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its Investment Adviser), and shall have no obligation under this Agreement to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the Investment Adviser.

Section 6A. Contractual Settlement Services (Purchase/Sales).

Section 6A.1 General. The Custodian shall, in accordance with the terms set out in this Section 6A, debit or credit the appropriate deposit account of each Fund on a contractual settlement basis in connection with the purchase of securities or other financial assets for the Fund or the receipt of the proceeds of the sale or redemption of securities or other financial assets.

Section 6A.2 Provision of Services. The services described in Section 6A.1 (the “Contractual Settlement Services”) shall be provided for the securities and other financial assets and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services at its sole discretion immediately upon notice to the applicable Fund, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Fund.

Section 6A.3 Purchase Consideration. The consideration payable in connection with a purchase transaction shall be debited from the appropriate deposit account of the Fund as of the time and date that funds would ordinarily be required to settle the transaction in the applicable market. The Custodian shall promptly recredit the amount at the time that the Fund or the Fund notifies the Custodian by Proper Instruction that the transaction has been canceled.

Section 6A.4 Sales and Redemptions. A provisional credit of an amount equal to the net sale price for a sale or redemption of securities or other financial assets shall be made to the account of the Fund as if the amount had been received as of the close of business on the date on which good funds would ordinarily be immediately available in the applicable market. The provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agent having possession of the securities or other financial assets (excluding financial assets subject to any third party lending arrangement entered into by a Fund) associated with the transaction in good deliverable form and not being aware of any facts which would lead the Custodian or its agent to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

Section 6A.5. Reversals of Provisional Credits or Debits. The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable. The Fund shall be responsible for any costs or liabilities resulting from such reversal. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Fund to the Custodian and may be debited from any deposit or other account held for benefit of the Fund.

Section 7. Tax Services.

Section 7.1 General. Subject to and to the extent of receipt by the Custodian of relevant and necessary documentation and information with respect to the Funds that the Custodian has requested, the Custodian shall perform the following services: (a) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (b) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received on behalf of nonresident aliens; and (c) provide to the Funds such information actually received by the Custodian that could, in the Custodian’s reasonable belief and sole discretion, assist any of the Funds in their submission of any reports or returns with respect to taxes. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided sufficient information and documentation.

Section 7.2 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities or other financial assets held within the United States of each Fund held by the Custodian and in connection with transfers of securities and other financial assets.

Section 7.3 Authorizations. The Custodian is authorized to deduct from any cash received or credited to the account of a Fund any taxes or levies required by any tax or other governmental authority having jurisdiction in respect of such Fund’s transactions and to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to Fund transactions and holdings.

Section 7.4 Services Further Limited. Other than the servicing responsibilities provided herein, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, any Fund or the Custodian as custodian of the assets of the Fund or the Fund by the tax law of any country or of any state or political subdivision thereof. The Custodian shall not be considered the Fund’s tax advisor or tax counsel.

Section 8. Payments for Sales or Redemptions of Fund Interests.

Section 8.1 Payment for Fund Interests Issued. The Custodian shall receive from subscribers of Interests of a Fund or their respective agents or if applicable, distributors, or from the Fund’s transfer agent (the “Transfer Agent”) and deposit into the account of the Fund such payments as are received for Fund Interests issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt of the payments by the Custodian.

Section 8.2 Payment for Fund Interests Repurchased. Upon receipt of instructions from the Transfer Agent, the Custodian shall set aside funds of a Fund (to the extent available) for payment to holders of Fund Interests being repurchased by the applicable Fund. The Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the holders of Fund Interests being repurchased. If the Custodian furnishes a check to a holder in payment for the repurchase of the holder’s Fund Interests and the check is drawn on the Custodian, the Custodian shall honor the check so long as the check is presented to the Custodian in accordance with the Deposit Account Agreement and such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

Section 9. Proper Instructions.

Section 9.1 Form and Security Procedures. Proper Instructions may be in writing signed by the authorized individual or individuals or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the individual or organization giving the instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund by reference to the form of Funds Transfer Addendum hereto, the terms of which are part of this Agreement. The Custodian may agree to accept oral instructions, and in such case oral instructions will be considered Proper Instructions. The Fund shall cause all oral instructions to be confirmed in writing, but the Fund’s failure to do so shall not affect the Custodian’s authority to rely on the oral instructions.

Section 9.2 Reliance on Officer’s Certificate. Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund. The certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary and the Custodian has had a reasonable time to act thereon.

Section 9.3 Untimely Proper Instructions. If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction), the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if the Custodian’s efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction). The inclusion of a statement of purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect the Proper Instruction. The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent.

Section 10. Actions Permitted without Express Authority.

The Custodian may in its discretion, without express authority from the applicable Fund:

1)	Make payments to itself or others for minor expenses of handling securities or other financial assets relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund;

2)	Surrender securities or other financial assets in temporary form for securities or other financial assets in definitive form;

3)	Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

4)	In general, attend to all non‑discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and other financial assets of the Fund except as otherwise directed by the applicable Board.

Section 11. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value.

The Custodian shall cooperate with and supply necessary information to any organization appointed by the Board of a Fund to keep the books of account of the Fund and compute the net asset value per Fund Interest of the outstanding Fund Interests. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of Fund Interests held by it on behalf of a Fund and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 11 and in Section 12; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent.

Section 12. Records.

The Custodian shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. In the event that the Custodian is requested or authorized by a Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Custodian’s personnel as witnesses, the Fund agrees to pay the Custodian for the Custodian’s reasonable time and expenses, as well as the reasonable fees and expenses of the Custodian’s counsel, incurred in responding to such request, order or requirement.

Section 13. Reports. Upon reasonable request of a Fund, the Custodian shall provide the Fund with a copy of the Custodian’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Custodian shall use commercially reasonable efforts to provide the Fund with such reports as the Fund may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

Section 14. Custodian’s Standard of Care; Exculpation.

14.1 Standard of Care. In carrying out the provisions of this Agreement, the Custodian shall act in good faith and without negligence and shall be held to the exercise of reasonable care.

14.2 Reliance on Proper Instructions. The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Fund and has had a reasonable time to act thereon. The Custodian may act on a Proper Instruction if it reasonably believes that it contains sufficient information and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification or authentication of Proper Instructions. The Custodian may rely upon and shall be protected in acting upon any Proper Instruction or any other instruction, notice, request, consent, certificate or other instrument or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the applicable Fund.

14.3 Other Reliance. The Custodian is authorized and instructed to rely upon the information that the Custodian receives from the Fund or any third party on behalf of the Fund. The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by or on behalf of any Fund. The Custodian shall have no liability in respect of any loss, cost or expense incurred or sustained by the Fund arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for the Fund by any individual or organization, other than the Custodian, prior to the Custodian’s appointment as custodian hereunder. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to the advice.

14.4 Liability for Foreign Custodians. The Custodian shall be liable for the acts or omissions of an Eligible Foreign Custodian to the same extent as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Fund elects to invest.

14.5 Insolvency and Country Risk. The Custodian shall in no event be liable for (a) the insolvency of any Eligible Foreign Custodian, (b) the insolvency of any depositary bank maintaining in a deposit account cash denominated in any currency other than an “on book” currency, or (c) any loss, cost or expense incurred or sustained by a Fund resulting from or caused by Country Risk.

14.6 Force Majeure and Third Party Actions. The Custodian shall be without responsibility or liability to any Fund for: (a) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any currency or securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (b) errors by any Fund, its Investment Adviser or any other duly authorized person in their instructions to the Custodian; (c) the insolvency of or acts or omissions by a U.S. Securities System, Foreign Securities System, Underlying Transfer Agent or domestic sub-custodian designated pursuant to Section 2.2; (d) the failure of any Fund, its Investment Adviser, or any duly authorized individual or organization to adhere to the Custodian’s operational policies and procedures; (e) any delay or failure of any broker, agent, securities intermediary or other intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold; (f) any delay or failure of any organization in charge of registering or transferring securities or other financial assets in the name of the Custodian, any Fund, any Fund, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset, U.S. Securities System or Foreign Securities System; and (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

14.7 Indirect/Special/Consequential Damages. Notwithstanding any other provision set forth herein, in no event shall the Custodian be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, lost profits) with respect to the services provided pursuant to this Agreement, regardless of whether either party has been advised of the possibility of such damages.

14.8 Delivery of Property. The Custodian shall not be responsible for any securities or other assets of a Fund which are not received by the Custodian or which are delivered out in accordance with Proper Instructions. The Custodian shall not be responsible for the title, validity or genuineness of any securities or other assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

14.9 No Investment Advice. The Custodian has no responsibility to monitor or oversee the investment activity undertaken by a Fund or its Investment Adviser or by an Fund. The Custodian has no duty to ensure or to inquire whether an Investment Adviser complies with any investment objectives or restrictions agreed upon between a Fund and the Investment Adviser or whether the Investment Adviser complies with its legal obligations under applicable securities laws or other laws, including laws intended to protect the interests of investors.  The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by a Fund or on its behalf.

14.10 Communications. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other financial assets of a Fund at any time held by the Custodian unless (a) the Custodian or the Eligible Foreign Custodian is in actual possession of such securities or other financial assets, (b) the Custodian receives Proper Instructions with regard to the exercise of the right or power, and (c) both of the conditions referred to in the foregoing clauses (a) and (b) have been satisfied at least three business days prior to the date on which the Custodian is to take action to exercise the right or power.

14.11 Loaned Securities. Income due to each Fund on securities or other financial assets loaned shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection with loaned securities or other financial assets, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is entitled.

14.12 Trade Counterparties. A Fund’s receipt of securities or other financial assets from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale or redemption of securities or other financial assets will be at the Fund’s sole risk, and the Custodian shall not be obligated to make demands on the Fund’s behalf if the Fund’s counterparty defaults. If a Fund’s counterparty fails to deliver securities, other financial assets or cash, the Custodian will, as its sole responsibility, notify the Fund’s Investment Adviser of the failure within a reasonable time after the Custodian became aware of the failure.

Section 15. Compensation and Indemnification of Custodian; Security Interest.

Section. 15.1 Compensation. The Custodian shall be entitled to reasonable compensation for its services and expenses as agreed upon in writing from time to time between each Fund on behalf of each applicable Fund and the Custodian.

Section 15.2 Indemnification. Each Fund agrees to indemnify the Custodian and to hold the Custodian harmless from and against any loss, cost or expense sustained or incurred by the Custodian in acting or omitting to act under or in respect of this Agreement in good faith and without negligence, including, without limitation, (a) the Custodian’s compliance with Proper Instructions and (b) in connection with the provision of services to a Fund pursuant to Section 7, any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses, that may be assessed against the Fund, or the Custodian as custodian of the assets of the Fund. If a Fund instructs the Custodian to take any action with respect to securities or other financial assets, and the action involves the payment of money or may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable therefor, the Fund, as a prerequisite to the Custodian taking the action, shall provide to the Custodian at the Custodian’s request such further indemnification in an amount and form satisfactory to the Custodian.

Section 15.3 Security Interest. Each Fund hereby grants to the Custodian, to secure the payment and performance of the Fund’s obligations under this Agreement, whether contingent or otherwise, a security interest in and right of recoupment and setoff against all cash and all securities and other financial assets at any time held for the account of a Fund by or through the Custodian. The obligations include, without limitation, the Fund’s obligations to reimburse the Custodian if the Custodian or any of its affiliates, subsidiaries or agents advances cash or securities or other financial assets to the Fund for any purpose (including but not limited to settlements of securities or other financial assets, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from the Custodian or its nominee’s own negligence, as well as the Fund’s obligation to compensate the Custodian pursuant to Section 15.1 or indemnify the Custodian pursuant to Section 15.2. Should the Fund fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly, the Custodian shall have the rights and remedies of a secured party under this Agreement, the UCC and other applicable law, including the right to utilize available cash and to sell or otherwise dispose of the Fund’s assets to the extent necessary to obtain payment or reimbursement. The Custodian may at any time decline to follow Proper Instructions to deliver out cash, securities or other financial assets if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash, securities or other financial assets remaining will not have sufficient value fully to secure the Fund's payment or reimbursement obligations, whether contingent or otherwise.

Section 16. Effective Period and Termination.

Section 16.1 Term. This Agreement shall remain in full force and effect for an initial term ending March 31, 2017. After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the initial term or any renewal term, as the case may be. A written notice of non-renewal may be given as to a Fund.

Section 16.2 Termination. Either party may terminate this Agreement as to a Fund: (a) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 60 days’ written notice being given by the non-breaching party of the breach, or (b) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

Section 16.3 Payments Owing to the Custodian. Upon termination of this Agreement pursuant to Section 16.1 or 16.2 with respect to any Fund, the applicable Fund shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other fees, expenses and charges as permitted to be reimbursed under this Agreement and and written fee agreement. In the event of: (a) any Fund's termination of this Agreement with respect to such Fund for any reason other than as set forth in Section 16.1 or 16.2 or (b) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to a Fund (or its respective successor), the applicable Fund shall pay to the Custodian any compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Custodian with respect to the Fund) and shall reimburse the Custodian for its other fees, expenses and charges. Upon receipt of such payment and reimbursement, the Custodian will deliver the Fund’s or Fund’s cash and its securities and other financial assets as set forth in Section 17.

Section 16.4 Exclusions. No payment will be required pursuant to clause (b) of Section 16.3 in the event of any transaction consisting of (a) the liquidation or dissolution of a Fund and distribution of such Fund’s assets as a result of the Board’s determination in its reasonable business judgment that the Fund is no longer viable, (b) a merger of a Fund into, or the consolidation of a Fund with, another organization or series, or (c) the sale by a Fund of all or substantially all of its assets to another organization or series and, in the case of a transaction referred to in the foregoing clause (b) or (c) the Custodian is retained to continue providing services to a Fund (or its respective successor) on substantially the same terms as this Agreement.

Section 16.5 Effect of Termination. Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to any other Fund. Following termination with respect to a Fund, the Custodian shall have no further responsibility to forward information under Section 3.8 or 5.8. The provisions of Sections 7, 14, 15 and 17 of this Agreement shall survive termination of this Agreement.

Section 17. Successor Custodian.

Section 17.1 Successor Appointed. If a successor custodian shall be appointed for a Fund by its Board, the Custodian shall, upon termination of this Agreement and receipt of Proper Instructions, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all cash and all securities and other financial assets of the Fund then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities and other financial assets of the Fund held in a U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent.

Section 17.2 No Successor Appointed. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer the cash and the securities and other financial assets of the Fund in accordance with the Proper Instructions.

Section 17.3 No Successor Appointed and No Proper Instructions. If no successor custodian has been appointed and no Proper Instructions have been delivered to the Custodian on or before the termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all cash and all securities and other financial assets of the Fund then held by the Custodian hereunder, and to transfer to an account of the bank or trust company all of the securities and other financial assets of the Fund held in any U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent. The transfer will be on such terms as are contained in this Agreement or as the Custodian may otherwise reasonably negotiate with the bank or trust company. Any compensation payable to the bank or trust company, and any cost or expense incurred by the Custodian, in connection with the transfer shall be for the account of the Fund.

Section 17.4 Remaining Property. If any cash or any securities or other financial assets of the Fund held by the Custodian hereunder remain held by the Custodian after the termination of this Agreement owing to the failure of the applicable Fund to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian holds the cash or the securities or other financial assets (the existing agreed-to compensation at the time of termation shall be one indicator of what is considered fair compensation). The provisions of this Agreement relating to the duties, exculpation and indemnification of the Custodian shall apply in favor of the Custodian during such period.

Section 17.5 Reserves. Notwithstanding the foregoing provisions of this Section 17, the Custodian may retain cash or securities or other financial assets of a Fund as a reserve reasonably established by the Custodian to secure the payment or performance of any obligations of a Fund secured by a security interest or right of recoupment or setoff in favor of the Custodian.

Section 18. Remote Access Services Addendum. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

Section 19. [RESERVED]

Section 20. General.

Section 20.1 Governing Law. Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules. Likewise, the law applicable to all issues in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in respect of Securities Held with an Intermediary is the law in force in the Commonwealth of Massachusetts.

Section 20.2 Prior Agreements; Amendments. This Agreement supersedes all prior agreements between each Fund and the Custodian relating to the custody of the Fund’s assets. This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

Section 20.3 Assignment. This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) the Custodian without the written consent of each applicable Fund. However, without the consent any Fund or any Fund, the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Custodian. Notwithstanding the foregoing, the Custodian may employ, engage, associate or contract with such person or persons, including, without limitation, affiliates and subsidiaries of the Custodian, as the Custodian may deem desirable to assist it in performing certain of its non-custodial obligations under this Agreement without the consent of any Fund; provided, however, that the compensation of such person or persons shall be paid by the Custodian and that the Custodian shall be as fully responsible to the Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions under this Agreement.

Section 20.4 Interpretive and Additional Provisions. In connection with the operation of this Agreement, the Custodian and each Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of a Fund’s governing documents and currently effective prospectus. No interpretive or additional provisions made as provided in the preceding sentence shall be an amendment of this Agreement.

Section 20.5 Additional Funds. If any subsidiary of a registered management investment company in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, the subsidiary of a management investment company shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the subsidiary of a management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 20.6 below.

Section 20.6 The Parties; Representations and Warranties. All references in this Agreement to the “Fund” are to each of the entities listed on Appendix A, and each subsidiary of a registered management investment company made subject to this Agreement in accordance with Section 20.5 above, individually, as if this Agreement were between the individual Fund and the Custodian. In the case of a series organization, all references in this Agreement to the “Fund” are to the individual series of the series organization on behalf of the individual series. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.

20.6.1 Fund Representations, Warranties and Covenants.

(a) Each Fund hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its organic record to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Fund’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

(b) Each Fund further represents and warrants that it is a wholly-owned subsidiary of a management investment company registered under the 1940 Act, and no other person or entity holds any interests of such Fund. Each Fund acknowledges that the Custodian is required to comply with a number of federal regulations and policies concerning matters such as the identity of its customers and the source of funds it handles, including the Bank Secrecy Act and the USA Patriot Act, and all regulations issued thereunder, and the regulations issued by the U.S. Department of Treasury, Office of Foreign Asset Control (together, the “U.S. Money Laundering and Investor Identification Requirements”). Accordingly, each Fund confirms that it has complied and shall continue to comply with all applicable U.S. Money Laundering and Investor Identity Requirements with respect to the account of such Fund, including without limitation maintaining and effecting appropriate procedures to verify suspicious transactions and the source of funds for settlement of transactions. Each Fund will provide prompt notice to the Custodian in the event that (i) the current 40 Act Company parent is no longer the sole shareholder of such Fund, or (ii) the current 40 Act Company parent is no longer registered under the 1940 Act, and in either case, the Fund shall execute and deliver such agreements or other documentation applicable under such circumstances as the Custodian may reasonably require.

(c) ERISA. The aggregate interest in any class (or similar designation, if any) of interests held by benefit plan investors (as such term is interpreted under The Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) shall not at any time equal or exceed 25% of the outstanding interests of such class (or similar designation, if any) without the prior written consent of the Custodian and the applicable Fund shall not, without the prior written consent of the Custodian, permit the assets of such Fund to be deemed assets of an employee benefit plan which is subject to ERISA. Each Fund acknowledges and agrees that the Custodian shall not grant its consent in either of the foregoing circumstances unless and until (i) such Fund has entered into an amendment to this Agreement in form and substance satisfactory to the Custodian and (ii) the relevant Fund’s investment adviser, if any, has (x) provided the Custodian with satisfactory evidence of its compliance with the requirements of the aforementioned amendment to this Agreement and (y) executed and delivered to the Custodian an indemnification and contribution agreement, in form and substance satisfactory to the Custodian.
(d) With regard to any Fund domiciled in Luxembourg, such Fund further represents and warrants that it (1) is not a regulated company in Luxembourg or otherwise and during the term of this Agreement will not become regulated without prior notice to the Custodian and (2) has hired a local domiciliary agent to perform any local Luxembourg requirements.

(e) If a Fund fails to comply with the provisions of this Section 20.6.1(b), (c) or (d), this Agreement may be terminated immediately with respect to such Fund only and without prior notice by the Custodian.

(e) Compliance with Laws. Each Fund agrees and acknowledges that is has full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it and that any filings required to be made with respect to the Fund with regulatory authorities in any jurisdiction are solely the responsibility of the Fund. The Custodian shall have no responsibility or obligations hereunder with regard to such legal or regulatory compliance.
20.6.2 Custodian Representations and Warranties. The Custodian hereby represents and warrants that (a) it is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) it has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it.

Section 20.7 Notices. Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:	[Name of the applicable fund]
c/o Partners Group (USA), Inc.
1114 Avenue of the Americas, 37th floor
New York, NY 10036
Attention: Executive Office
Re: Material Notice, Partners Group Private Equity (Master Fund), LLC

Facsimile: (212) 908-2601
Telephone: (212) 908-2600

with a copy to:

Partners Group AG
Zugerstrasse 57
CH-6341 Baar-Zug, Switzerland
Attention: Executive Office
Re: Material Notice, Partners Group Private Equity (Master Fund), LLC

Facsimile: +41 41 768 85 58
Telephone: +41 41 768 85 85

To the Custodian:	State Street Bank and Trust Company
State Street Alternative Investment Solutions
100 Summer Street, Floor 5
Box 5501
Boston, MA 02206
Attention: James Meagher, Managing Director

Facsimile No.: 212-651-2393
Telephone No.: 617-662-7310

Section 20.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

Section 20.9 Severability; No Waiver. If any provision of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any the term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

Section 20.10 Confidentiality. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 20.11 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

Section 20.11 Use of Data.

(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 20.11 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding a Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.
(b) Subject to paragraph (c) below, the Custodian and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Fund and the Custodian or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Fund otherwise consents, Data is combined or aggregated with information relating to (i) other customers of the Custodian and/or its Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Fund. The Fund agrees that Custodian and/or its Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of the Custodian’s compensation for services under this Agreement or such other agreement, and the Custodian and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Fund.

(c) Except as expressly contemplated by this Agreement, nothing in this Section 20.11 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 20.11 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

Section 20.12 Data Privacy. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Funds’ shareholders, employees, directors and officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. The term, “personal information”, as used in this Section, means (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account. The term does not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

Section 20.13 Reproduction of Documents. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 20.14 Regulation GG. Each Fund represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

Section 20.15 Shareholder Communications Election. Rule 14b-2 under the 1940 Act requires banks that hold securities, as that term is used in federal securities laws, for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, as may be applicable, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund’s protection, the Rule, as applicable, prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ]	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO [X]	The Custodian is not authorized to release the Fund’s name, address, and share positions.

[Remainder of Page Intentionally Left Blank]

Signature Page

In Witness Whereof, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written and effective as of the date set forth below.

Effective date:
April 5, 2016	Partners Group Private Equity (Offshore), LDC

By:
Name:
Title:

By:
Name:
Title:

Effective date:
April 5, 2016	Partners Group Private Equity (Offshore II), LDC

By:
Name:
Title:

By:
Name:
Title:

Effective date:
April 5, 2016	Partners Group Private Equity (Subholding), LLC

By:
Name:
Title:

By:
Name:
Title:

Master Custodian Agreement

Effective date:
April 5, 2016	Partners Group Private Equity (Luxembourg), S.à r.l.

By:
Name:
Title:

By:
Name:
Title:

State Street Bank and Trust Company

By:
Name:
Title:

APPENDIX A
to
Master Custodian Agreement

Partners Group Private Equity (Offshore), LDC

Partners Group Private Equity (Offshore II), LDC

Partners Group Private Equity (Subholding), LLC

Partners Group Private Equity (Luxembourg), S.à r.l.

A-1